Exhibit 99.1

For Immediate Release
Feb. 6, 2009

PNM Resources Announces 2008 Earnings Results
Focus remains on key initiatives to restore long-term value
First Choice Power performance below expectations

2008 FOURTH-QUARTER SUMMARY

•	Quarterly GAAP (generally accepted accounting principles) losses of $0.36 per diluted share, compared with earnings of $0.21 per diluted share in 2007

•	Ongoing losses of $0.12 per diluted share, compared with earnings of $0.08 per diluted share in 2007

2008 YEAR-END SUMMARY

•	2008 GAAP losses of $2.75 per diluted share, compared with earnings of $0.96 per diluted share in 2007

•	Ongoing earnings of $0.12 per diluted share, compared with $1.11 diluted EPS in 2007

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2008 consolidated GAAP losses of $229.7 million, or $2.75 per diluted share, compared with earnings of $74.9 million, or $0.96 per diluted share, in 2007. Unaudited, consolidated 2008 ongoing earnings were $9.9 million, or $0.12 per diluted share, compared with earnings of $86.7 million, or $1.11 per diluted share in 2007. Reconciliations of GAAP to non-GAAP measures are shown in the attached schedules 1-8.

“2008 was the beginning of a transitional period during which we implemented a series of key initiatives designed to restore long-term value for our shareholders,” said Jeff Sterba, PNM Resources chairman and CEO. “While our financial results do not show improvement year-over-year, we have begun to build a new foundation necessary to provide sustainable returns in the future. We made significant strides on key regulatory issues that will impact the PNM utility for years to come.

“A week ago PNM closed the sale of its gas operations and those proceeds will be used to reduce debt and strengthen our company. And, we will continue to execute our four-pronged strategy of focusing on the core electric businesses, obtaining appropriate regulatory treatment, simplifying the PNM electric business and managing costs.”

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PNM Resources Reports 2008 Earnings                                                                                                2-6-09               p. 2 of 6

“In early 2008, we provided our shareholders with a checklist of objectives for the year. We achieved all but one of these, which dealt with First Choice Power’s financial performance,” Sterba said. “In our November earnings call we expressed continuing concern on increasing First Choice Power bad debt expense given the market’s price volatility and the various market rules. Unfortunately, year-end results reflect the continuance of this concern. We are taking more aggressive steps to address this performance shortfall.”

YEAR-TO-DATE PERFORMANCE SUMMARY

2008 GAAP losses include various non-recurring charges that significantly affected results. Non-cash charges related to impairments of intangible assets were taken in the second and third quarters totaling $147.9 million. In addition, GAAP losses recorded in the fourth quarter reflect a $25.0 million after-tax impairment charge on intangible assets, exclusive of goodwill, for First Choice Power. Because of the complexity of the calculations required in the second step of the impairment analysis, the company is in the process of determining whether additional impairment charges related to goodwill at First Choice Power will be recorded. The impairment charges will be finalized when the company files its 2008 Form 10-K with the Securities and Exchange Commission.

For the year, PNM Electric had an after-tax write-off of $18.3 million related to regulatory disallowances resulting from its rate case filed in 2007. Optim Energy, formerly known as EnergyCo, had a write-off related to its inventory balance of emission allowances under the Clean Air Interstate Rule, which was invalidated by a federal appeals court in July. PNM Resources’ share of Optim Energy’s write-off was $9.6 million.

Consolidated ongoing earnings reflect First Choice Power’s 2008 losses of $22.1 million compared with earnings of $29.1 million in 2007. For the year, First Choice Power’s bad debt expense increased to $49.2 million in 2008 from $15.1 million in 2007. The increase in bad debt expense is a result of a higher number of customer departures, average higher bill amounts and an increase in default rates.  Higher call volumes and aggressive marketing campaigns designed to switch month-to-month customers to long-term contracts increased First Choice Power’s annual customer-service and marketing costs to $42.5 million from $31.5 million.

Year-end earnings also reflect weak PNM Electric performance prior to the May implementation of new base rates and the fuel and purchase power adjustment clause one month later.

FOURTH QUARTER PERFORMANCE SUMMARY

PNM Resources unaudited consolidated quarterly GAAP losses were $32.1 million, or $0.36 per diluted share, compared with earnings of $16.6 million, or $0.21 per diluted share, in 2007. Unaudited, consolidated 2008 ongoing losses were $10.8 million, or $0.12 per diluted share, compared with earnings of $6.6 million, or $0.08 per diluted share, in 2007.

Reduced consolidated earnings were driven by First Choice Power, which sustained significantly higher bad debt expense, marketing costs and customer-service expenses compared with the same period in 2007. First Choice Power bad debt expense for the quarter increased to $26.4 million in 2008 from $3.3 million in 2007.

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PNM Resources Reports 2008 Earnings                                                                                                2-6-09               p. 3 of 6

YEAR-END SEGMENT REPORTING OF EARNINGS

Regulated Operations

PNM Electric – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
For the year, PNM Electric reported ongoing earnings of $15.7 million, or $0.19 per diluted share, compared with 2007 earnings of $35.9 million, or $0.46 per diluted share. GAAP losses were $67.0 million, or $0.82 per diluted share, compared with earnings of $22.9 million, or $0.29 per diluted share, in 2007.

•
Costs incurred early in the year related to power plant availability and higher coal prices negatively affected results. The benefit of higher base rates partially offset the absence of sales of SO2 credits and realized losses related to assets held in the Nuclear Decommissioning Trust.

•	GAAP losses include after-tax, non-cash charges related to impairment of intangible assets of $51.1 million and a write-off of $18.3 million related to regulatory disallowances.

TNMP – a transmission and distribution company in Texas.

•
For the year, TNMP reported ongoing earnings of $23.2 million, or $0.28 per diluted share, compared with $18.9 million, or $0.24 per diluted share, in 2007. GAAP losses were $8.8 million, or $0.11 per diluted share, compared with 2007 earnings of $18.4 million, or $0.23 per diluted share.

•	Customer growth and higher usage, combined with reduced debt expense, improved ongoing earnings year-over-year.

•	GAAP losses include after-tax, non-cash charges related to impairment of intangible assets of $34.5 million.

Unregulated Operations

First Choice Power – a competitive retail electric provider in the Electric Reliability Council of Texas.

•	For the year, First Choice Power reported negative ongoing EBITDA of $26.8 million, compared with 2007 ongoing EBITDA of $47.8 million.

•
First Choice Power reported 2008 ongoing losses of $22.1 million, or $0.26 per diluted share, compared with 2007 earnings of $29.1 million, or $0.37 per diluted share. GAAP losses were $136.6 million, or $1.64 per diluted share, compared with 2007 earnings of $27.2 million, or $0.35 per diluted share.

•
Ongoing losses mainly are associated with $49.2 million of bad debt expense, increasing from $15.1 million in 2007, and higher marketing and customer service costs that increased to $42.5 million from $31.5 million in 2007.

•	Average retail margins decreased to approximately $18 per megawatt-hour from approximately $24 per megawatt-hour in 2007.

•	GAAP losses include after-tax, non-cash charges related to impairment of intangible assets of $80.3 million.

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PNM Resources Reports 2008 Earnings                                                                                                2-6-09               p. 4 of 6

Optim Energy – formerly known as EnergyCo, Optim Energy is jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C. Optim Energy owns two generating assets – the coal-fired Twin Oaks Power facility and the natural gas-fired Altura Cogen facility – and is one of two developers of a fourth unit at the Cedar Bayou Generating Station.

•	For the year, PNM Resources' share of Optim Energy's ongoing EBITDA was $24.5 million, compared with $4.6 million in 2007.

•
For the year, PNM Resources' after-tax equity in ongoing net losses of Optim Energy was $2.5 million, or $0.03 per diluted share, compared with net earnings of $4.3 million, or $0.06 per diluted share, in 2007. PNM Resources' after-tax equity in GAAP net losses of Optim Energy was $17.9 million, or $0.21 per diluted share, compared with net earnings of $4.6 million, or $0.06 per diluted share, in 2007.

•
For the year, Twin Oaks had an equivalent availability factor of 98.1 percent, compared with 89.8 percent in 2007, and Altura Cogen produced an availability factor of 91.9 percent, compared with 94.4 percent in 2007.

•	PNM Resources’ share of GAAP losses includes after-tax, non-cash charges related to impairment of intangible assets of $7.0 million and a write-off of $9.6 million related to emission allowances.

Corporate/Other – a business segment that reflects costs at the PNM Resources holding company, comprised mainly of interest expense related to certain short- and long-term debt and hybrid securities.

•
Corporate/Other reported 2008 ongoing losses of $26.4 million, or $0.32 per diluted share, compared with 2007 losses of $25.2 million, or $0.32 per diluted share. GAAP losses were $34.0 million, or $0.39 per diluted share, compared with 2007 losses of $18.9 million or $0.23 per diluted share.

•
Savings from lower short-term interest rates and borrowings were more than offset by the higher interest rates associated with remarketed and additional long-term debt and higher short-term bank fees associated with credit downgrades.

Discontinued Operations

PNM Gas – a natural gas utility with distribution and transmission assets. As previously announced, PNM completed the sale of the gas operations on Jan. 30.

•
PNM Gas reported 2008 ongoing earnings of $21.9 million, or $0.26 per diluted share, compared with 2007 earnings of $16.4 million, or $0.21 per diluted share. GAAP earnings were $34.6 million, or $0.42 per diluted share, compared with 2007 earnings of $15.5 million, or $0.20 per diluted share.

•	Lower operational costs and a full-year impact of higher natural gas delivery fees improved earnings.

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PNM Resources Reports 2008 Earnings                                                                                                2-6-09               p. 5 of 6

2008 FOURTH QUARTER AND YEAR-END EARNINGS CALL:  TODAY – 9 AM Eastern

PNM Resources will discuss fourth-quarter and year-end earnings results during a live conference call and Web cast today, Feb. 6, at 9 a.m. Eastern. Management also will discuss the earnings outlook for 2009.

Speaking on the call will be Jeff Sterba, PNM Resources chairman and CEO; Pat Vincent-Collawn, president and chief operating officer; and Chuck Eldred, executive vice president and CFO.

Investors, analysts and other participants can listen to the live conference call by dialing 877-741-4248 (toll free) or 719-325-4800 (toll) and referencing “the PNM Resources earnings call.” A telephone replay will be available at noon Eastern until midnight Feb. 13 by dialing 888-203-1112 (toll free) or 719-457-0820 and using confirmation code 4812506. A live Web cast of the call will be available at http://www.pnmresources.com/investors/events.cfm.

Background:

PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2008 consolidated operating revenues from continuing and discontinued operations of $2.5 billion. Through its utility and energy subsidiaries, PNM Resources has more than 2,700 megawatts of generation resources and serves electricity to more than 859,000 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, formerly known as EnergyCo, which owns approximately 920 megawatts of generation. For more information, visit the company’s Web site at www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNMR’s, PNM’s, or TNMP’s (collectively, the “Companies”) expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Companies assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Companies caution readers not to place undue reliance on these statements. The Companies’ business, financial condition, cash flow and operating results are influenced by many factors (which are often beyond their control) that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include conditions affecting the Companies’ ability to access the financial markets, or Optim Energy’s access to additional debt financing following the utilization of its existing credit facility, including actions by ratings agencies affecting the Companies’ credit ratings; the recession and its consequent extreme disruption in the credit markets; state and federal regulatory and legislative decisions and actions, including the PNM and TNMP electric rate cases filed in 2008; the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant and Optim Energy generating units, and transmission systems; the risk that Optim Energy is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou Generating Station Unit 4, or that PNMR and ECJV will not agree to make additional capital contributions to Optim Energy; the potential unavailability of cash from PNMR’s subsidiaries or Optim Energy due to regulatory, statutory or contractual restrictions; the impacts of the decline in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense; the outcome of any appeals of the PUCT order in the stranded cost true-up proceeding; the ability of First Choice Power to attract and retain customers; changes in ERCOT protocols; changes in the cost of power acquired by First Choice Power; the completion of the impairment analysis related to goodwill at First Choice Power; collections experience; insurance coverage available for claims made in litigation; fluctuations in interest rates; weather; water supply; changes in fuel costs; the risk that PNM Electric may incur fuel and purchased power costs that exceed the cap allowed under its Emergency Fuel and Purchase Power Adjustment Clause; availability of fuel supplies; the effectiveness of risk management and commodity risk transactions; seasonality and other changes in supply and demand in the market for electric power; variability of wholesale power prices and natural gas prices; volatility and liquidity in the wholesale power markets and the natural gas markets; uncertainty regarding the ongoing validity of government programs for emission allowances; changes in the competitive environment in the electric and natural gas industries; the ability to secure long-term power sales; the risk that the Companies and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements, including possible future requirements to address concerns about global climate change; the risks associated with completion of generation, including the Cedar Bayou Generating Station Unit 4,  transmission, distribution and other projects, including construction delays and unanticipated cost overruns; the outcome of legal proceedings, including pending appeal of PNM’s electric rate case and the Emergency FPPAC; changes in applicable accounting principles; and the performance of state, regional, and national economies.

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PNM Resources Reports 2008 Earnings                                                                                                2-6-09               p. 6 of 6

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), EBITDA and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                Analysts & Media
Gina Jacobi, (505) 241-2211                                 Frederick Bermudez, (505) 241-4831

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PNM Resources
Schedule 1
2008 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Three Months Ended December 31, 2008
	(in thousands)
		Utilities		First Choice	Optim Energy (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ (3,699)	$ 5,581	$ 6,952	$ (8,248)	$ (5,508)	$ (5,872)	$ (10,794)

Non-Recurring Items
Acquisition/Divestiture	(686)	-	(4)	-	-	(748)	(1,438)
Business improvement plan	(358)	62	(169)	-	-	(2,092)	(2,557)
Economic mark-to-market hedges	(455)	-	(72)	(1,690)	5,148	-	2,931
Depreciation on gas assets	-	-	3,299	-	-	-	3,299
Impairment of intangible assets	-	-	-	(24,953)	-	-	(24,953)
Speculative trading	-	-	-	(680)	0	-	(680)
Texas deferred tax adjustments	-	2,494	-	-	-	3,000	5,494
Unrealized impairments of NDT securities	(3,356)	-	-	-	-	-	(3,356)
Total Non-Recurring Items	(4,855)	2,556	3,054	(27,323)	5,148	160	(21,260)

GAAP Earnings (Loss) from Continuing Operations	(8,554)	8,137		(35,571)	(360)	(5,712)	(42,060)
GAAP Earnings (Loss) from Discontinued Operations			10,006				10,006
GAAP Net Earnings (Loss)	$ (8,554)	$ 8,137	$ 10,006	$ (35,571)	$ (360)	$ (5,712)	$ (32,054)

	Twelve Months Ended December 31, 2008
	(in thousands)
		Utilities		First Choice	Optim Energy (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 15,684	$ 23,224	$ 21,944	$ (22,110)	$ (2,531)	$ (26,359)	$ 9,852

Non-Recurring Items
Acquisition/Divestiture	(2,170)	-	(13)	-	-	(4,096)	(6,279)
Afton writedown	(1,199)	-	-	-	-	-	(1,199)
Business improvement plan	(165)	(84)	(312)	-	-	(6,526)	(7,087)
Depreciation on gas assets	-	-	13,004	-	-	-	13,004
Economic mark-to-market hedges	(3,471)	-	(1)	(2,136)	1,901	-	(3,707)
FIN 48 interest	(1,922)	29	6	66	-	12	(1,809)
Gain on sale of merchant portfolio	3,083	-	-	-	-	-	3,083
Impairment of intangible assets	(51,143)	(34,456)	-	(80,280)	(6,978)	-	(172,857)
Regulatory disallowances	(18,273)	-	-	-	-	-	(18,273)
Speculative trading	-	-	-	(32,131)	(739)	-	(32,870)
Texas deferred tax adjustments	-	2,494	-	-	-	3,000	5,494
Unrealized impairments of NDT securities	(7,426)	-	-	-	-	-	(7,426)
Write-off of emissions allowances	-	-	-	-	(9,587)	-	(9,587)
Total Non-Recurring Items	(82,686)	(32,017)	12,684	(114,481)	(15,403)	(7,610)	(239,513)

GAAP Earnings (Loss) from Continuing Operations	(67,002)	(8,793)		(136,591)	(17,934)	(33,969)	(264,289)
GAAP Earnings (Loss) from Discontinued Operations			34,628				34,628
GAAP Net Earnings (Loss)	$ (67,002)	$ (8,793)	$ 34,628	$(136,591)	$ (17,934)	$ (33,969)	$(229,661)

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 2
2007 Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Three Months Ended December 31, 2007
	(in thousands)
		Utilities		Altura	First Choice	Optim Energy (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ (4,325)	$ 3,339	$ 6,969	$ -	$ 9,915	$ (2,782)	$ (6,563)	$ 6,553

Non-Recurring Items
Business improvement plan	1,910	(331)	(859)	-	-	-	(2,195)	(1,475)
Economic mark-to-market hedges	4,204	-	(158)	-	(149)	(241)	-	3,656
Favorable tax decisions	4,708	-	-	-	-	-	-	4,708
Loss on contribution of Altura	-	-	-	-	-	-	(380)	(380)
JV formation costs	-	-	-	-	-	-	840	840
Sale of turbine	804	-	-	-	-	-	-	804
Speculative trading	-	-	-	-	2,426	253	-	2,679
Unrealized impairments of NDT securities	(789)	-	-	-	-	-	-	(789)
Total Non-Recurring Items	10,837	(331)	(1,017)	-	2,277	12	(1,735)	10,043

GAAP Earnings (Loss) from Continuing Operations	6,512	3,008		-	12,192	(2,770)	(8,298)	10,644
GAAP Earnings (Loss) from Discontinued Operations			5,952					5,952
GAAP Net Earnings (Loss)	$ 6,512	$ 3,008	$ 5,952	$ -	$12,192	$ (2,770)	$ (8,298)	$ 16,596

	Twelve Months Ended December 31, 2007
	(in thousands)
		Utilities		Altura	First Choice	Optim Energy (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 35,918	$ 18,932	$ 16,374	$ 7,259	$29,134	$ 4,343	$ (25,236)	$ 86,724

Non-Recurring Items
Afton write-down	(11,780)	-	-	-	-	-	-	(11,780)
Business improvement plan	(2,277)	(524)	(859)	-	-	-	(5,417)	(9,077)
Economic mark-to-market hedges	(5,107)	-	1	-	341	(83)	-	(4,848)
Favorable tax decision	4,709	-	-	-	-	-	16,037	20,746
JV formation costs	-	-	-	-	-	-	(1,702)	(1,702)
Loss on contribution of Altura	-	-	-	-	-	-	(2,577)	(2,577)
Sale of turbine	2,482	-	-	-	-	-	-	2,482
Speculative trading	-	-	-	-	(2,289)	319	-	(1,970)
Twin Oaks III impairment	-	-	-	(2,042)	-	-	-	(2,042)
Unrealized impairments of NDT securities	(1,082)	-	-	-	-	-	-	(1,082)
Total Non-Recurring Items	(13,055)	(524)	(858)	(2,042)	(1,948)	236	6,341	(11,850)

GAAP Earnings (Loss) from Continuing Operations	22,863	18,408		5,217	27,186	4,579	(18,895)	59,358
GAAP Earnings (Loss) from Discontinued Operations			15,516					15,516
GAAP Net Earnings (Loss)	$ 22,863	$ 18,408	$ 15,516	$ 5,217	$27,186	$ 4,579	$ (18,895)	$ 74,874

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 3:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

		Three Months Ended December 31, 2008

			Utilities		First Choice	Optim Energy (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ (0.04)	$ 0.06	$ 0.08	$ (0.09)	$ (0.06)	$ (0.07)	$(0.12)

Non-Recurring Items
Acquisition/Divestiture		(0.01)	-	0.00	-	-	(0.01)	(0.02)
Business improvement plan		0.00	0.00	0.00	-	-	(0.02)	(0.02)
Economic mark-to-market hedges		(0.01)	-	0.00	(0.02)	0.06	-	0.03
Depreciation on gas assets		-	-	0.04	-	-	-	0.04
Impairment of intangible assets		-	-	-	(0.28)	-	-	(0.28)
Speculative trading		-	-	-	(0.01)	0.00	-	(0.01)
Texas deferred tax adjustments		-	0.03	-	-	-	0.03	0.06
Unrealized impairments of NDT securities		(0.04)	-	-	-	-	-	(0.04)
Total Non-Recurring Items		(0.06)	0.03	0.04	(0.31)	0.06	0.00	(0.24)

GAAP Earnings (Loss) from Continuing Operations		(0.10)	0.09		(0.40)	0.00	(0.07)	(0.48)
GAAP Earnings (Loss) from Discontinued Operations				0.12				0.12
GAAP Net Earnings (Loss)		$ (0.10)	$ 0.09	$ 0.12	$ (0.40)	$ 0.00	$ (0.07)	$(0.36)
Average Shares Outstanding (Basic and Diluted):	88,823,719

		Twelve Months Ended December 31, 2008

			Utilities		First Choice	Optim Energy (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ 0.19	$ 0.28	$ 0.26	$ (0.26)	$ (0.03)	$ (0.32)	$ 0.12

Non-Recurring Items
Acquisition/Divestiture		(0.03)	-	0.00	-	-	(0.04)	(0.07)
Afton writedown		(0.02)	-	-	-	-	-	(0.02)
Business improvement plan		0.00	0.00	0.00	-	-	(0.07)	(0.07)
Depreciation on gas assets		-	-	0.16	-	-	-	0.16
Economic mark-to-market hedges		(0.04)	-	0.00	(0.03)	0.02	-	(0.05)
FIN 48 interest		(0.03)	0.00	0.00	0.00	-	0.00	(0.03)
Gain on sale of merchant portfolio		0.03	-	-	-	-	-	0.03
Impairment of intangible assets		(0.61)	(0.42)	-	(0.96)	(0.08)	-	(2.07)
Regulatory disallowances		(0.22)	-	-	-	-	-	(0.22)
Speculative trading		-	-	-	(0.39)	(0.01)	-	(0.40)
Texas deferred tax adjustments		-	0.03	-	-	-	0.04	0.07
Unrealized impairments of NDT securities		(0.09)	-	-	-	-	-	(0.09)
Write-off of emissions allowances		-	-	-	-	(0.11)	-	(0.11)
Total Non-Recurring Items		(1.01)	(0.39)	0.16	(1.38)	(0.18)	(0.07)	(2.87)

GAAP Earnings (Loss) from Continuing Operations		(0.82)	(0.11)		(1.64)	(0.21)	(0.39)	(3.17)
GAAP Earnings (Loss) from Discontinued Operations				0.42				0.42
GAAP Net Earnings (Loss)		$ (0.82)	$ (0.11)	$ 0.42	$ (1.64)	$ (0.21)	$ (0.39)	$(2.75)
Average Shares Outstanding (Basic and Diluted):	83,467,701

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 4:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Preliminary and Unaudited)

		Three Months Ended December 31, 2007

			Utilities		Altura	First Choice	Optim Energy (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ (0.06)	$ 0.04	$ 0.09	$ -	$ 0.13	$ (0.04)	$ (0.08)	$ 0.08

Non-Recurring Items
Business improvement plan		0.03	0.00	(0.01)	-	-	-	(0.03)	(0.01)
Economic mark-to-market hedges		0.05	-	0.00	-	0.00	0.00	-	0.05
Favorable tax decisions		0.06	-	-	-	-	-	-	0.06
Loss on contribution of Altura		-	-	-	-	-	-	(0.01)	(0.01)
JV formation costs		-	-	-	-	-	-	0.01	0.01
Sale of turbine		0.01	-	-	-	-	-	-	0.01
Speculative trading		-	-	-	-	0.03	0.00	-	0.03
Unrealized impairments of NDT securities		(0.01)	-	-	-	-	-	-	(0.01)
Total Non-Recurring Items		0.14	0.00	(0.01)	-	0.03	0.00	(0.03)	0.13

GAAP Earnings (Loss) from Continuing Operations		0.08	0.04		-	0.16	(0.04)	(0.11)	0.13
GAAP Earnings (Loss) from Discontinued Operations				0.08					0.08
GAAP Net Earnings (Loss)		$ 0.08	$ 0.04	$ 0.08	$ -	$ 0.16	$ (0.04)	$ (0.11)	$ 0.21
Average Diluted Shares Outstanding:	77,256,702

		Twelve Months Ended December 31, 2007

			Utilities		Altura	First Choice	Optim Energy (50%)	Corp/ Other	PNMR
		PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)		$ 0.46	$ 0.24	$ 0.21	$ 0.09	$ 0.37	$ 0.06	$ (0.32)	$ 1.11

Non-Recurring Items
Afton write-down		(0.15)	-	-	-	-	-	-	(0.15)
Business improvement plan		(0.03)	(0.01)	(0.01)	-	-	-	(0.07)	(0.12)
Economic mark-to-market hedges		(0.07)	-	0.00	-	0.01	0.00	-	(0.06)
Favorable tax decision		0.06	-	-	-	-	-	0.21	0.27
JV formation costs		-	-	-	-	-	-	(0.02)	(0.02)
Loss on contribution of Altura		-	-	-	-	-	-	(0.03)	(0.03)
Sale of turbine		0.03	-	-	-	-	-	-	0.03
Speculative trading		-	-	-	-	(0.03)	0.00	-	(0.03)
Twin Oaks III impairment		-	-	-	(0.03)	-	-	-	(0.03)
Unrealized impairments of NDT securities		(0.01)	-	-	-	-	-	-	(0.01)
Total Non-Recurring Items		(0.17)	(0.01)	(0.01)	(0.03)	(0.02)	0.00	0.09	(0.15)

GAAP Earnings (Loss) from Continuing Operations		0.29	0.23		0.06	0.35	0.06	(0.23)	0.76
GAAP Earnings (Loss) from Discontinued Operations				0.20					0.20
GAAP Net Earnings (Loss)		$ 0.29	$ 0.23	$ 0.20	$ 0.06	$ 0.35	$ 0.06	$ (0.23)	$ 0.96
Average Diluted Shares Outstanding:	77,927,851

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 5:
Reconciliation of Optim Energy GAAP Net Income to Ongoing EBITDA
(Preliminary and Unaudited)

Calculation of Optim Energy Ongoing EBITDA	December 31, 2008
	Three Months Ended	Year Ended
	(in millions)

GAAP Net Income (Loss)	$ (1.6)	$ (60.5)

Interest expense	4.2	19.2
Income tax	0.1	(0.1)
Depreciation and amortization expense	7.7	30.6
Purchase accounting contract amortizations	6.6	8.9
Losses on forward mark on economic hedges	(17.1)	(6.3)
Speculative trading	0.0	2.4
Write-off of emissions allowances	0.0	31.7
Impairment of intangible assets	0.0	23.0

Ongoing Optim Energy EBITDA	(0.1)	48.9

50 percent of Ongoing EBITDA (PNMR share)	$ -	$ 24.5

Calculation of Optim Energy Ongoing EBITDA	December 31, 2007
	Three Months Ended	Year Ended
	(in millions)

GAAP Net Income (Loss)	$ (10.7)	$ 10.2

Interest expense	10.1	17.9
Income tax	0.0	0.4
Depreciation and amortization expense	8.3	15.7
Purchase accounting contract amortizations	(36.5)	(34.2)
Losses on forward mark on economic hedges	0.8	0.3
Speculative trading	(0.7)	(1.1)

Ongoing Optim Energy EBITDA	(28.7)	9.2

50 percent of Ongoing EBITDA (PNMR share)	$ (14.4)	$ 4.6

PNM Resources
Schedule 6:
2008 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
(Preliminary and Unaudited)
(in millions)

	Three Months Ended December 31, 2008
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	($8.6)	$8.1	$10.0	($35.6)	($6.0)	($32.1)

Interest charges	17.8	4.8	3.3	1.5	9.8	37.2
Income taxes	(4.9)	0.5	6.7	(18.2)	(11.7)	(27.6)
Depreciation and amortization	21.5	11.7	0.0	0.7	4.3	38.2

EBITDA	25.8	25.1	20.0	(51.6)	(3.6)	15.7

Ongoing adjustments	7.1	(0.1)	0.4	42.0	(3.8)	45.6

Ongoing EBITDA	$32.9	$25.0	$20.4	$(9.6)	($7.4)	$61.3

	Year Ended December 31, 2008
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	($67.0)	($8.8)	$34.6	($136.6)	($51.9)	($229.7)

Interest charges	69.9	18.3	13.2	4.0	40.8	146.2
Income taxes	(10.0)	11.1	23.0	(46.6)	(44.4)	(66.9)
Depreciation and amortization	85.7	38.7	0.0	2.4	17.6	144.4

EBITDA	78.6	59.3	70.8	(176.8)	(37.8)	(6.0)

Ongoing adjustments	98.6	34.6	0.5	150.0	42.1	325.8

Ongoing EBITDA	$177.2	$93.9	$71.3	$(26.8)	$4.3	$319.8

PNM Resources
Schedule 7:
2007 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
(Preliminary and Unaudited)
(in millions)

	Three Months Ended December 31, 2007
	PNM Electric	TNMP Electric	PNM Gas	Altura	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$6.5	$3.0	$6.0	$0.0	$12.2	($11.1)	$16.6

Interest charges	13.8	5.5	2.5	0.0	(1.1)	8.7	29.4
Income taxes	1.8	2.8	3.9	0.0	5.8	(5.7)	8.6
Depreciation and amortization	21.0	9.3	5.3	0.0	0.5	4.4	40.5

EBITDA	43.1	20.6	17.7	0.0	17.4	(3.7)	95.1

Ongoing adjustments	(17.8)	0.5	1.6	0.0	(3.5)	1.7	(17.5)

Ongoing EBITDA	$25.3	$21.1	$19.3	$0.0	$13.9	$(2.0)	$77.6

	Year Ended December 31, 2007
	PNM Electric	TNMP Electric	PNM Gas	Altura	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$22.9	$18.4	$15.5	$5.2	$27.2	($14.3)	$74.9

Interest charges	52.7	25.2	12.2	8.5	0.8	33.0	132.4
Income taxes	11.2	10.6	10.4	3.4	14.9	(36.9)	13.6
Depreciation and amortization	83.2	30.4	21.6	7.7	1.9	12.5	157.3

EBITDA	170.0	84.6	59.7	24.8	44.8	(5.7)	378.2

Ongoing adjustments	22.2	0.8	1.5	3.4	3.0	14.4	45.3

Ongoing EBITDA	$192.2	$85.4	$61.2	$28.2	$47.8	$8.7	$423.5

PNM Resources
Schedule 8:
Reconciliation of Ongoing (non-GAAP) Net Earnings (Loss) to GAAP Consolidated Statements of Earnings (Loss)
(Preliminary and Unaudited)
(in thousands, except per share data)

	Year Ended December 31, 2008				Year Ended December 31, 2007
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing

Operating revenues	$ 1,959,522	$ (7,497)	(a),(b),(c)	$ 1,952,025	$ 1,914,029	$ 50,121	(a),(b)	$ 1,876,326
Cost of energy	1,239,854	(61,299)	(a)	1,178,555	1,121,525	38,638	(a)	1,135,017
Gross margin	719,668	53,802		773,470	792,504	11,483		803,987
			(d),(e),(f),				(d),(g),(n),
Operating expenses	763,203	(231,619)	(g),(h)	531,584	531,767	(38,249)	(o),(p),(q)	439,551
Depreciation and amortization	144,362	-		144,362	135,695	-		135,695
Operating income (loss)	(187,897)	285,421		97,524	125,042	49,732		174,774
Equity in net earnings of Optim Energy	(29,687)	25,497	(a),(b),(e),(j)	(4,190)	7,581	(391)		7,190
Net other income and deductions	(3,104)	15,533	(g),(k),(l)	12,430	50,644	(6,031)	(g),(k),(m)	32,305
Interest charges	132,955	(4,533)	(h)	128,422	120,155	-		120,155
Earnings (Loss) before Income Taxes	(353,643)	330,984		(22,659)	63,112	43,311		106,423
Income Taxes (Benefit)	(89,882)	78,787	(r),(s)	(11,095)	3,226	32,319	(m),(s)	35,545
Preferred Stock Dividend Requirements of Subsidiary	528	-		528	528	-		528
Earnings (Loss) from Continuing Operations	(264,289)	252,197		(12,092)	59,358	10,992		70,350
Earnings from Discontinued Operations, net			(a),(g),(h),
of Income Taxes	34,628	(12,684)	(i),(l)	21,944	15,516	858	(a),(g)	16,374
Net Earnings (Loss)	$ (229,661)	$ 239,514		$ 9,853	$ 74,874	$ 11,850		$ 86,724

Net Earnings (Loss) from Continuing Operations per Common Share:
Basic	$ (3.17)	$ 3.02		$ (0.14)	$ 0.77	$ 0.14		$ 0.92
Diluted	$ (3.17)	$ 3.02		$ (0.14)	$ 0.76	$ 0.14		$ 0.90

Net Earnings (Loss) per Common Share:
Basic	$ (2.75)	$ 2.87		$ 0.12	$ 0.98	$ 0.15		$ 1.13
Diluted	$ (2.75)	$ 2.87		$ 0.12	$ 0.96	$ 0.15		$ 1.11

Average common shares outstanding:
Basic	83,468				76,719
Diluted	83,468				77,928

(a) Economic mark-to-market hedges
(b) Speculative trading
(c) Gain on sale of merchant portfolio
(d) Afton write-down
(e) Impairment of intangible assets
(f) Regulatory disallowances
(g) Business improvement plan
(h) Acquisition/Divestiture
(i) Depreciation on gas assets
(j) Write-off of emissions allowances
(k) Unrealized impairments of NDT securities
(l) FIN 48 interest
(m) Favorable tax decision
(n) JV formation costs
(o) Loss on contribution of Altura
(p) Sale of turbine
(q) Twin Oaks III impairment
(r) Texas deferred tax adjustments
(s) Tax impact of pretax adjustments

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 407,573	$ 401,011	$1,959,241	$1,912,824
Other	60	496	281	1,205
Total operating revenues	407,633	401,507	1,959,522	1,914,029

Operating Expenses:
Cost of energy sold	213,152	218,241	1,239,854	1,121,525
Administrative and general	82,936	49,155	250,688	214,588
Energy production costs	50,668	45,203	193,899	201,483
Impairment of goodwill and other intangible assets	38,389	-	182,473	-
Regulatory disallowances	-	-	30,248	-
Depreciation and amortization	38,924	35,191	144,362	135,695
Transmission and distribution costs	15,235	13,820	58,702	57,774
Taxes other than income taxes	8,159	12,438	47,192	57,922
Total operating expenses	447,363	374,048	2,147,419	1,788,987
Operating income (loss)	(39,830)	27,459	(187,897)	125,042

Other Income and Deductions:
Interest income (losses)	6,906	15,634	24,096	43,154
Gains (losses) on investments held by NDT	(5,154)	4,701	(15,233)	11,599
Other income	1,528	2,148	6,478	7,443
Equity in net earnings (loss) of Optim Energy	(596)	(4,585)	(29,687)	7,581
Minority interest in earnings of Valencia	(2,727)	-	(7,179)	-
Other deductions	(2,400)	(3,017)	(11,266)	(11,552)
Net other income and deductions	(2,443)	14,881	(32,791)	58,225

Interest Charges:
Interest on long-term debt	25,069	16,946	97,691	81,638
Other interest charges	8,880	9,930	35,264	38,517
Total interest charges	33,949	26,876	132,955	120,155

Earnings (Loss) before Income Taxes	(76,222)	15,464	(353,643)	63,112

Income Taxes (Benefit)	(34,294)	4,688	(89,882)	3,226

Preferred Stock Dividend Requirements of Subsidiary	132	132	528	528

Earnings (Loss) from Continuing Operations	(42,060)	10,644	(264,289)	59,358

Earnings from Discontinued Operations, net of income
taxes of $6,658, $3,889, $22,957 and $10,395	10,006	5,952	34,628	15,516

Net Earnings (Loss)	$ (32,054)	$ 16,596	$ (229,661)	$ 74,874

Earnings (Loss) from Continuing Operations per Common Share:
Basic	$ (0.48)	$ 0.14	$ (3.17)	$ 0.77
Diluted	$ (0.48)	$ 0.13	$ (3.17)	$ 0.76
Net Earnings (Loss) per Common Share:
Basic	$ (0.36)	$ 0.22	$ (2.75)	$ 0.98
Diluted	$ (0.36)	$ 0.21	$ (2.75)	$ 0.96

Dividends Declared per Common Share	$ 0.125	$ 0.230	$ 0.605	$ 0.920

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Year Ended December 31,
	2008	2007	Change
	(In millions, except customers)
Residential	$ 296.1	$ 265.4	$ 30.7
Commercial	326.3	294.7	31.6
Industrial	100.7	100.0	0.7
Transmission	26.0	26.0	-
Other retail	35.6	30.7	4.9
Wholesale long-term sales	158.2	146.3	11.9
Wholesale short-term sales	300.0	273.9	26.1
	$1,242.9	$1,137.0	$ 105.9
Average customers (thousands)	495.3	489.4	5.9

The following table shows PNM Electric GWh sales by customer class:

	Year Ended December 31,
	2008	2007	Change
	(Gigawatt hours)
Residential	3,221.9	3,208.6	13.3
Commercial	4,028.7	4,005.2	23.5
Industrial	1,657.6	1,920.1	(262.5)
Other retail	281.1	266.0	15.1
Wholesale long-term sales	2,721.0	2,697.2	23.8
Wholesale short-term sales	3,497.7	5,321.8	(1,824.1)
	15,408.0	17,418.9	(2,010.9)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Year Ended December 31,
	2008	2007	Change
	(In millions, except customers)
Residential	$ 71.7	$ 69.5	$ 2.2
Commercial	72.8	70.1	2.7
Industrial	13.8	7.9	5.9
Other	32.0	32.9	(0.9)
	$ 190.3	$ 180.4	$ 9.9
Average customers (thousands)	229.5	226.2	3.3

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include (in thousands) 112.6 and 137.0 customers of TNMP Electric for the twelve months ended December 31, 2008 and 2007 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Year Ended December 31,
	2008	2007	Change
	(Gigawatt hours)
Residential	2,533.0	2,520.6	12.4
Commercial	2,206.2	2,196.0	10.2
Industrial	2,094.8	1,927.9	166.9
Other	107.5	100.6	6.9
	6,941.5	6,745.1	196.4

(1)
The GWh sales reported above include 1,563.3 and 2,018.1 GWhs for the twelve months ended December 31, 2008 and 2007 and used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

The following table shows PNM Gas operating revenues by customer class included in earnings from discontinued operations within the presentation of Preliminary Consolidated Statements of Earnings (Loss) and average number of customers:

	Year Ended December 31,
	2008	2007	Change
	(In millions, except customers)
Residential	$ 342.5	$ 338.5	$ 4.0
Commercial	103.9	102.3	1.6
Industrial	3.9	2.7	1.2
Transportation(1)	16.2	15.1	1.1
Other	40.5	49.9	(9.4)
	$ 507.0	$ 508.5	$ (1.5)
Average customers (thousands)	496.5	491.6	4.9

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Year Ended December 31,
	2008	2007	Change
	(Thousands of Decatherms)
Residential	31,981.0	29,468.1	2,512.9
Commercial	11,302.1	10,655.6	646.5
Industrial	417.3	313.1	104.2
Transportation(1)	37,073.2	40,299.3	(3,226.1)
Other	3,107.4	5,356.8	(2,249.4)
	83,881.0	86,092.9	(2,211.9)

(1)	Customer-owned gas.

The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Year Ended December 31,
	2008	2007	Change
	(In millions, except customers)
Residential	$ 407.3	$ 390.3	$ 17.0
Mass-market	52.7	61.0	(8.3)
Mid-market	149.3	141.6	7.7
Trading gains (losses)	(49.9)	(3.6)	(46.3)
Other	22.8	11.4	11.4
	$ 582.2	$ 600.7	$ (18.5)
Actual customers (thousands)(1,2)	237.4	258.4	(21.0)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)	Due to the competitive nature of First Choice’s business, actual customer count at December 31 is presented in the table above as a more representative business indicator than average customers.

The following table shows First Choice GWh electric sales by customer class:

	Year Ended December 31,
	2008	2007	Change
	(Gigawatt hours) (1)
Residential	2,547.5	2,796.9	(249.4)
Mass-market	278.3	371.8	(93.5)
Mid-market	1,176.8	1,197.3	(20.5)
Other	16.3	21.1	(4.8)
	4,018.9	4,387.1	(368.2)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.